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                                                                    Exhibit 10.1

                                 TRUST AGREEMENT

     This Trust Agreement, dated as of October 16, 2001 (the "Agreement"), is between Nordstrom Private Label Receivables LLC, a Delaware limited liability company, as transferor (the "Transferor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (in such capacity, the "Trustee").

     In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Creation. There is hereby formed, in accordance with the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.) (the "Delaware Act"), a trust to be known as Nordstrom Private Label Credit Card Master Note Trust (the "Trust"), in which name the Trustee may engage in the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The parties hereto intend that the Trust be a business trust under the Delaware Act and that this Agreement shall constitute the governing instrument of the Trust. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Delaware Act with respect to accomplishing the purposes of the Trust. The Trustee is hereby directed to file a certificate of trust in accordance with Section 3810 of the Delaware Act, a form of which is attached hereto as Exhibit A.

     2. Trust Assets. The Transferor hereby grants, conveys, transfers and assigns to the Trust, and the Trustee hereby acknowledges receipt of, the sum of ten dollars ($10.00), which sum shall be the initial assets of the Trust.

     3. Indemnification of Trustee. The Trustee (as such and in its individual capacity) shall be indemnified and held harmless by the Transferor with respect to any loss, liability, claim, damage or expense incurred by the Trustee (as such or in its individual capacity) arising out of or incurred in connection with the acceptance or performance by the Trustee of the trusts and duties contained in this Agreement; provided, however, that the Trustee shall not be indemnified or held harmless as to any such loss, liability, claim, damage or expense incurred by reason of its willful misconduct, bad faith or gross negligence. The obligations of the Transferor under this Section Three shall survive the resignation or removal of the Trustee and the termination of this Agreement.

     4. Resignation or Removal of Trustee. The Transferor may remove any trustee of the Trust at any time with or without cause. The Trustee may resign by giving 30 days' prior written notice to the Transferor; provided, that no such resignation shall become effective until a successor trustee shall have been appointed. Upon receiving notice of resignation, the Transferor shall promptly appoint by written instrument a successor Trustee. If no successor Trustee shall have been appointed within 30 days after such notice of resignation is given, the Trustee at the expense of the Transferor may petition a court of competent jurisdiction for the appointment of a successor.

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     5. Amended and Restated Trust Agreement. The Transferor and the Trustee
will enter into an Amended and Restated Trust Agreement, dated as of October 1, 2001 (the "Amended and Restated Trust Agreement"), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise; provided however, the Transferor may instruct the Trustee with respect to operation of the Trust and action to be taken on behalf of the Trust, and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws provisions).

     8. Amendment. This Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust.


                                       2

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       NORDSTROM PRIVATE LABEL RECEIVABLES LLC,
                                          as Transferor

                                       By: NORDSTROM CREDIT, INC., as Member


                                       By: /s/ Carol S. Powell
                                           -------------------------------------
                                       Name: Carol S. Powell
                                       Title: Assistant Treasurer


                                       WILMINGTON TRUST COMPANY, as Trustee


                                       By: /s/ James P. Lawler
                                           -------------------------------------
                                       Name: James P. Lawler
                                       Title: Vice President


                                       3

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                                    EXHIBIT A

                              CERTIFICATE OF TRUST

     This Certificate of Trust of Nordstrom Private Label Credit Card Master Note Trust (the "Trust"), dated October __, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is Nordstrom Private Label Credit Card Master Note Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-00001, Attention: Corporate Trust Administration Department.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          WILMINGTON TRUST COMPANY,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                       A-1